Exhibit 99.1
For Release February 25, 2016
1:10 p.m. Pacific
PRESS RELEASE
Investor Contact:
Renee Lyall
Infoblox
408.986.4748
rlyall@infoblox.com
Media Contact:
Mike Langberg
Infoblox
408.986.5697
mlangberg@infoblox.com

Infoblox Reports Fiscal Second Quarter 2016 Results
Strong Execution Drives Record Revenue with Product Revenue Up 36% Year-Over-Year

SANTA CLARA, Calif., February 25, 2016 — Infoblox (NYSE:BLOX), the network control company, today reported its financial results for its second fiscal quarter ended January 31, 2016. Total net revenue for the second quarter of fiscal 2016 was a record $96 million, an increase of 29% on a year-over-year basis. Products and licenses revenue for the quarter was a record $52 million, an increase of 36% on a year-over-year basis.
On a GAAP basis, the Company reported net income of $4 million, or $0.06 net income per diluted share, for the second quarter of fiscal 2016, compared with a net loss of $7 million, or $0.13 net loss per diluted share, for the second quarter of fiscal 2015.
On a non-GAAP basis, the Company reported net income of $10 million, or $0.17 net income per diluted share for the second quarter of fiscal 2016, compared with net income of $5 million, or $0.09 net income per diluted share for the second quarter of fiscal 2015.
“We are reporting strong second quarter results today, with revenue up 29% compared to the prior year, led by product revenue which grew 36% year-over-year,” said Jesper Andersen, president and chief executive officer. “Revenue grew across all major geographies, and security revenue grew more than 50%,” continued Andersen. “Looking forward, we will continue to focus on strong execution combined with innovation as the industry leading DDI vendor uniquely securing the DNS infrastructure and simplifying the path to hybrid cloud deployment. We believe we are well positioned to execute on the opportunities ahead.”

“Every measure of profitability in the quarter exceeded our expectations, underscoring the potential for leverage in our operating model,” said Janesh Moorjani, chief financial officer. “As we move forward, we intend to continue to balance our investment in our top line growth with our commitment to drive annual improvement in our operating margin performance.”

Q2’16 Financial Highlights

•	Total net revenue grew 29% year-over-year to $96 million

•	Products and licenses revenue grew 36% year-over-year to $52 million

•	Services revenue grew 22% year-over-year to $44 million

•	Non-GAAP gross margin increased to 81.9% compared to 80.1% in Q2’15

•	Non-GAAP operating margin grew to 16.8% compared to 8.2% in Q2’15

•	Non-GAAP net income grew 92% year-over-year to $10 million

•	Cash flow from operations was $25 million compared to $15 million in Q2'15

Recent Business Highlights

•	Launched NIOS 7.3 upgrading the underlying operating system for Infoblox products adding major enhancements including:

•
Infoblox DNS Threat Analytics - the first technology that applies behavioral analytics to DNS queries in real time to detect and actively block data exfiltration attempts using DNS as a communications pathway

•
Infoblox Reporting and Analytics - a powerful solution that unlocks the value of core network services data to help bolster security and mitigate threats, ensure compliance, improve application uptime and capacity planning to prevent network overloads or failures

•	Amazon Web Services Route 53 Discovery - customers can now have a single console for DDI for their enterprise as well as AWS Route 53

•	DNS Scavenging - automates the clean-up and removal of stale DNS records helping to ensure better performance and responsiveness of DNS servers and lower total cost of ownership

•
Acquired IID, a leader in global cyberthreat intelligence, making Infoblox the first enterprise-grade DDI vendor to combine contextual network data with federated threat intelligence and a dedicated threat research team, to provide context-aware security using infrastructure that customers already have in place

•	Announced Bloxfest, Infoblox’s first end-user and customer focused conference to be hosted in May 2016

•	Announced new executives and board members:

•	Edzard Overbeek, most recently senior vice president of the global services business at Cisco, was appointed to the board of directors

•	Janesh Moorjani, most recently senior vice president of finance at VMware, was appointed as executive vice president and chief financial officer

•	Atul Garg, most recently vice president and general manager of Cloud and Automation at Hewlett Packard Software, was appointed as executive vice president of engineering

•	Ashish Gupta, most recently chief marketing officer at Actian and Vidyo, was appointed as executive vice president and chief marketing officer

Financial Outlook
Infoblox announced its outlook of anticipated results for the third fiscal quarter ending April 30, 2016 and fiscal year ending July 31, 2016. This outlook is based on a number of assumptions that it believes are reasonable at the time of this earnings release. Information regarding potential risks that could cause the actual results to differ from these forward-looking statements is set forth below and in Infoblox’s filings with the Securities and Exchange Commission.
This outlook includes the anticipated effects of the acquisition of IID, which closed on February 8, 2016.
For the third fiscal quarter ending April 30, 2016, the Company currently expects:
•Total net revenue in the range of $91 million to $93 million;
•Non-GAAP gross margin in the range of 79% to 80%;
•Non-GAAP operating margin in the range of 5% to 6%; and
•Non-GAAP net income per diluted share ("non-GAAP EPS") in the range of $0.05 to $0.06, assuming approximately 58 million to 59 million diluted shares.
For the fiscal year ending July 31, 2016, the Company currently expects:
•Total net revenue in the range of $370 million to $380 million; and
•Non-GAAP operating margin in the range of 10% to 12%.

Conference Call & Webcast
Management will host a conference call today, February 25, 2016 at 1:30 p.m. PST/4:30 p.m. EST to discuss its fiscal second quarter 2016 financial results. To access the call, dial 800-230-1085 (domestic) or 612-288-0329 (international) at least 10 minutes prior to the scheduled start of the call. A live webcast of the call will also be available on the corporate website at: http://ir.infoblox.com. An archive of the webcast will be available on the company's website and a taped replay will be available for one week at 800-475-6701 (domestic) or 320-365-3844 (international), passcode 385185.
About Non-GAAP Financial Measures
To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including non-GAAP gross profit and gross margin, non-GAAP operating income and operating margin, non-GAAP net income, non-GAAP EPS and non-GAAP diluted shares outstanding. We also provide third fiscal quarter 2016 estimates for net revenue, non-GAAP gross margin, non-GAAP operating margin, non-GAAP EPS and non-GAAP diluted shares outstanding and fiscal 2016 estimates for net revenue and non-GAAP operating margin. We believe these non-GAAP financial measures are helpful in understanding our past financial performance and future results. Our non-GAAP financial measures should not be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand and manage our business and forecast future periods. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies. Our non-GAAP financial measures include adjustments based on the following items:
Stock-based compensation expenses: We have excluded the effect of stock-based compensation from our non-GAAP operating results. Although stock-based compensation is a key incentive offered to our employees, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.
Amortization of intangible assets: We have excluded the effect of amortization of intangible assets from our non-GAAP operating results. Amortization of intangible assets is a non-cash expense, and it is not part of our core operations. Investors should note that the use of intangible assets contributed to revenues earned during the periods presented and will contribute to future period revenues as well.
Acquisition related expenses: We have excluded acquisition transaction costs from our non-GAAP operating results. We believe that to the extent we incur significant expenses in connection with our acquisitions, it is useful for investors to understand the effects of these items on our total operating expenses.
Our non-GAAP Financial Measures are described as follows:
Non-GAAP gross profit and gross margin. Non-GAAP gross profit is gross profit as reported on our consolidated statements of operations, excluding the impact of stock-based compensation and intangible asset amortization expense. Non-GAAP gross margin is non-GAAP gross profit divided by net revenue.
Non-GAAP operating income and operating margin. Non-GAAP operating income is income (loss) from operations as reported on our consolidated statements of operations, excluding the impact of stock-based compensation, intangible asset amortization expense and acquisition related expenses. Non-GAAP operating margin is non-GAAP operating income divided by net revenue.
Non-GAAP net income and non-GAAP EPS. Non-GAAP net income is net income (loss) as reported on our consolidated statements of operations, excluding the impact of stock-based compensation, intangible asset amortization expense and acquisition related expenses with income taxes adjusted to reflect our estimated long-term effective tax rate on a non-GAAP basis. Non-GAAP EPS is non-GAAP net income divided by non-GAAP diluted weighted average shares outstanding.
For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “Reconciliation of GAAP to Non-GAAP Financial Measures.”

About Infoblox
Infoblox (NYSE:BLOX) delivers critical network services that protect Domain Name System (DNS) infrastructure, automate cloud deployments, and increase the reliability of enterprise and service provider networks around the world. As the industry leader in DNS, DHCP, and IP address management, the category known as DDI, Infoblox (www.infoblox.com) reduces the risk and complexity of networking.

###
Cautionary Statement
All statements in this release that are not statements of historical fact, including but not limited to the quotations attributable to Mr. Andersen and Mr. Moorjani, the statements under “Financial Outlook” and regarding the expected benefits of and the capabilities enabled by the IID acquisition are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: unexpected delays in the delivery of our solutions, particularly at the end of the quarter; unforeseen difficulties in integrating IID; the expected benefits of the IID acquisition may take longer to materialize or be less significant than expected; changes in demand for network control solutions; the market acceptance of our products; the fluctuations in our gross margins; the concentration of our customer base; competitive developments including pricing pressures; our ability to manage operating expenses effectively; and the general economic, industry or political conditions in the United States or internationally. Such risk factors also include those related to whether or not we will complete our share repurchase program during any particular time frame or at all and whether our cash and short term investments may be insufficient to fund our share repurchase program.
For a detailed discussion of these and other risk factors, please refer to our filings with the Securities and Exchange Commission, which are available on our investor relations Web site (http://ir.infoblox.com/) and on the SEC’s Web site (www.sec.gov).
All information provided in this release and in the attachments is as of February 25, 2016, and stockholders of Infoblox are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. Infoblox does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this February 25, 2016, press release, or to reflect the occurrence of unanticipated events.

INFOBLOX INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - GAAP BASIS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Six Months Ended
	January 31, 2016	October 31, 2015	January 31, 2015	January 31, 2016	January 31, 2015
Net revenue:
Products and licenses	$51,516	$50,857	$37,917	$102,373	$69,425
Services	44,483	43,165	36,387	87,648	71,598
Total net revenue	95,999	94,022	74,304	190,021	141,023
Cost of revenue:
Products and licenses	9,856	10,350	8,787	20,206	16,254
Services	9,065	8,752	7,491	17,817	14,958
Total cost of revenue	18,921	19,102	16,278	38,023	31,212
Gross profit	77,078	74,920	58,026	151,998	109,811
Operating expenses:
Research and development	17,461	17,833	15,504	35,294	30,074
Sales and marketing	45,996	47,286	39,788	93,282	78,243
General and administrative	11,149	10,457	9,355	21,606	17,315
Total operating expenses	74,606	75,576	64,647	150,182	125,632
Income (loss) from operations	2,472	(656)	(6,621)	1,816	(15,821)
Other income (expense), net	167	95	(590)	262	(780)
Income (loss) before provision for (benefit from) income taxes	2,639	(561)	(7,211)	2,078	(16,601)
Provision for (benefit from) income taxes	(1,139)	950	(200)	(189)	620
Net income (loss)	$3,778	$(1,511)	$(7,011)	$2,267	$(17,221)
Net income (loss ) per share - basic and diluted	$0.06	$(0.03)	$(0.13)	$0.04	$(0.31)
Weighted-average shares used in computing basic net income (loss) per share	58,926	59,272	56,087	59,099	55,729
Weighted-average shares used in computing diluted net income (loss) per share	60,138	59,272	56,087	60,795	55,729

INFOBLOX INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Six Months Ended
	January 31, 2016	October 31, 2015	January 31, 2015	January 31, 2016	January 31, 2015
Gross Profit Reconciliation:
GAAP gross profit	$77,078	$74,920	$58,026	$151,998	$109,811
Stock-based compensation expense	1,221	1,128	1,201	2,349	2,404
Amortization of intangible assets	290	290	290	580	580
Non-GAAP gross profit	$78,589	$76,338	$59,517	$154,927	$112,795
Gross Margin Reconciliation:
GAAP gross margin	80.3%	79.7%	78.1%	80.0%	77.9%
Stock-based compensation expense	1.3	1.2	1.6	1.2	1.7
Amortization of intangible assets	0.3	0.3	0.4	0.3	0.4
Non-GAAP gross margin	81.9%	81.2%	80.1%	81.5%	80.0%
Operating Income (Loss) Reconciliation:
GAAP operating income (loss)	$2,472	$(656)	$(6,621)	$1,816	$(15,821)
Stock-based compensation expense	12,965	12,828	12,117	25,793	24,339
Acquisition related expenses	382	—	—	382	—
Amortization of intangible assets	322	322	617	644	1,234
Non-GAAP operating income	$16,141	$12,494	$6,113	$28,635	$9,752
Operating Margin Reconciliation:
GAAP operating margin	2.6%	(0.7%)	(8.9%)	1.0%	(11.2%)
Stock-based compensation expense	13.5	13.6	16.3	13.6	17.3
Acquisition related expenses	0.4	—	—	0.2	—
Amortization of intangible assets	0.3	0.4	0.8	0.3	0.9
Non-GAAP operating margin	16.8%	13.3%	8.2%	15.1%	7.0%
Net Income (Loss) Reconciliation:
GAAP net income (loss)	$3,778	$(1,511)	$(7,011)	$2,267	$(17,221)
Stock-based compensation expense	12,965	12,828	12,117	25,793	24,339
Acquisition related expenses	382	—	—	382	—
Amortization of intangible assets	322	322	617	644	1,234
Income tax adjustment	(7,336)	(3,834)	(457)	(11,170)	(122)
Non-GAAP net income	$10,111	$7,805	$5,266	$17,916	$8,230

Non-GAAP EPS	$0.17	$0.13	$0.09	$0.29	$0.14
Shares used in Computing non-GAAP EPS Reconciliation:
Diluted shares:
Weighted-average shares used in calculating GAAP diluted net income (loss) per share	60,138	59,272	56,087	60,795	55,729
Additional dilutive securities for non-GAAP income	—	1,976	2,372	—	1,838
Weighted-average shares used in calculating non-GAAP diluted net income per share	60,138	61,248	58,459	60,795	57,567

INFOBLOX INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)

	January 31, 2016	July 31, 2015
	(Unaudited)	(a)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$132,804	$103,124
Short-term investments	194,427	227,712
Accounts receivable, net	53,883	45,881
Inventory	6,709	8,588
Prepaid expenses and other current assets	11,860	10,459
Total current assets	399,683	395,764
Property and equipment, net	23,212	23,225
Restricted cash	3,518	3,515
Intangible assets, net	1,279	1,923
Goodwill	33,293	33,293
Other assets	1,279	1,547
TOTAL ASSETS	$462,264	$459,267
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$19,199	$19,136
Accrued compensation	19,091	22,931
Deferred revenue, net	108,216	95,130
Total current liabilities	146,506	137,197
Deferred revenue, net	50,924	41,717
Other liabilities	4,687	5,201
TOTAL LIABILITIES	202,117	184,115
STOCKHOLDERS’ EQUITY:
Convertible preferred stock, $0.0001 par value per share—5,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.0001 par value per share—100,000 shares authorized; 58,517 shares and 58,836 shares issued and outstanding as of January 31, 2016 and July 31, 2015	6	6
Additional paid-in capital	446,195	438,725
Accumulated other comprehensive loss	(218)	(37)
Accumulated deficit	(185,836)	(163,542)
TOTAL STOCKHOLDERS’ EQUITY	260,147	275,152
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$462,264	$459,267

(a) Derived from the July 31, 2015 audited consolidated financial statements.

INFOBLOX INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended
	January 31, 2016	January 31, 2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$2,267	$(17,221)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation	25,792	24,339
Depreciation and amortization	4,982	4,437
Increase (decrease) in excess tax benefits from employee stock plans	387	(241)
Other	557	1,552
Changes in operating assets and liabilities:
Accounts receivable, net	(8,002)	(2,473)
Inventory	1,778	(1,267)
Prepaid expenses, other current assets and other assets	(930)	(907)
Accounts payable and accrued liabilities	358	553
Accrued compensation	(3,840)	3,247
Deferred revenue, net	22,293	15,239
Other liabilities	(514)	(430)
Net cash provided by operating activities	45,128	26,828
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of short-term investments	(29,905)	(56,316)
Proceeds from maturities of short-term investments	62,700	40,880
Purchases of property and equipment	(5,144)	(3,299)
Proceeds from sales of short-term investments	—	1,001
Net cash provided by (used in) investing activities	27,651	(17,734)
CASH FLOWS FROM FINANCING ACTIVITIES:
Common stock repurchases	(50,019)	—
Proceeds from issuance of common stock under the employee stock plans	7,555	7,633
Increase (decrease) in excess tax benefits from employee stock plans	(387)	241
Net cash provided by (used in) financing activities	(42,851)	7,874

Effect of foreign exchange rate changes on cash and cash equivalents	(248)	(1,269)

NET INCREASE IN CASH AND CASH EQUIVALENTS	29,680	15,699
CASH AND CASH EQUIVALENTS—Beginning of period	103,124	78,535
CASH AND CASH EQUIVALENTS—End of period	$132,804	$94,234
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Purchases of property and equipment not yet paid	$522	$378
Cash paid for income taxes, net	$439	$138